Exhibit 3.16

OPERATING AGREEMENT

OF

DOLLAR TREE OLLIE’S, LLC

This Operating Agreement of DOLLAR TREE OLLIE’S, LLC, a Virginia limited liability company (the “Company”) is entered into effective as of July 21, 2003, by and between the Company and DOLLAR TREE STORES, INC., a Virginia corporation, the sole member of the Company, who agree as follows:

1.                                      FORMATION AND TERM.

1.1.                                                    Formation.

The Company was formed upon the issuance of its certificate of organization by the State Corporation Commission of Virginia on July 16, 2003, pursuant to the Virginia Limited Liability Company Act (as amended, the “Act”).

1.2.                                                    Term.

The term of the Company began upon the issuance of the certificate of organization by the State Corporation Commission of Virginia and shall continue until terminated in accordance with this Agreement.

2.                                      NAME, OFFICE OF COMPANY, AND REGISTERED AGENT.

2.1.                                                    Name.

The name of the Company is Dollar Tree Ollie’s, LLC. The business of the Company may be conducted under such trade or fictitious names as the Managers may determine.

2.2.                                                    Principal Office.

The principal office of the Company, at which the records required to be maintained by the Act are to be kept, shall be at 500 Volvo Parkway, Chesapeake, Virginia 23320, or such other place as the Managers may determine. The Managers shall give notice to the Members of any change of the principal office.

2.3.                                                    Registered Agent.

The Company’s agent for service of process shall be William A. Old, Jr., or such other person as the Managers may designate.

3.                   BUSINESS OF THE COMPANY.

The business of the Company shall be retail and any and all general business activities related or incidental thereto.

4.                   CAPITAL.

4.1.                                                    Capital Contributions.

The Member has contributed or will contribute to the Company capital contributions as required to establish and initially operate the Company’s business.

4.2.                                                    Distributions.

The Company may make distributions as determined by the Member from time to time in accordance with the Act and this Agreement.

4.3.                                                    Additional Provisions on Capital and Obligations of Member.

4.3.1.                  Any loans made by the Member to the Company shall not be added to its capital account.

4.3.2.                  The Member shall not be paid interest on its account.

4.3.3.                  The liability of the Member for the losses, debts, liabilities and obligations of the Company shall be limited to paying its capital contributions when due under this Agreement, its share of any undistributed assets of the Company, and (only to the extent required by the Act) any amounts previously distributed to him from the Company.

4.4.                                                    No Third Party Beneficiaries.

This Article 4 is not intended to be for the benefit of any creditor or other person to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Company or the Member; and no creditor or other person shall obtain any right under any of the foregoing provisions or shall by reason of any of the foregoing provisions make any claim in respect of any debt, liability or obligation (or otherwise) against the Company or the Member.

5.              MANAGEMENT.

5.1.                                                    Management of the Company.

The conduct and management of the Company’s business shall be vested in Macon F. Brock, Jr., Bob Sasser, and Frederick C. Coble, as managers under the Act (“Managers”), each of whom may act on behalf of the Company and each of whom shall have the power to bind the Company. The Managers shall have full and exclusive power on the Company’s behalf to manage its business and affairs and to do or cause to be done anything deemed necessary or appropriate for the conduct of the Company’s business. The Managers shall only be required to devote such of his time and attention to the affairs of the Company as he reasonably deems to be necessary. If a Manager dies or becomes disabled, a successor shall be selected as Manager by the determination of the Member.

5.2.                                                    Expenses; Compensation.

The Managers shall be reimbursed all reasonable expenses incurred in managing the Company and shall be entitled to reasonable compensation, in an amount to be determined by the Member from time to time.

5.3.                                                    Conflicts.

The Member and Managers shall be entitled to enter into transactions that may be competitive with, or a business opportunity that may be beneficial to, the Company, it being expressly understood that the Member and Managers may enter into transactions that are similar to the transactions into which the Company may enter. The Member and Managers do not violate a duty or obligation to the Company merely because the Member’s or a Manager’s conduct furthers the Member’s or the Manager’s own interest. The Member or Managers may lend money to and transact other business with the Company. No transaction with the Company shall be voidable solely because the Member or a Manager has a direct or indirect interest in the transaction, if the transaction is fair to the Company.

5.4.                                                    Exculpation.

To the fullest extent permitted by the Act, no Member or Manager of the Company made a party to any proceeding shall be liable to the Company or its Member for monetary damages arising out of any transaction, occurrence or course of conduct.

5.5.                                                    Indemnification.

To the fullest extent permitted by the Act, the Company shall indemnify any Member or Manager who was or is a party to any proceeding, including a proceeding brought by or in the right of the Company or brought by or on behalf of the Member, against any liability incurred by him in connection with such proceeding. The indemnification hereby provided shall not be exclusive of any other rights to which any person may be entitled.

5.6.                                                    Survival.

No amendment or repeal of this Article 5 shall impair or otherwise diminish the rights provided under this Article with respect to any act or omission occurring prior to such amendment or repeal.

6.              ADMISSION OF MEMBERS; TRANSFERS.

6.1.                                                    Admission.

A person may be admitted as an additional Member by the written consent of the Member. Any capital contributions to be made by such additional Member shall be determined at the time of admission.

6.2.                                                    Assignment of Interest.

The Member may transfer its interest in whole or in part at any time.

7.              DISSOLUTION.

7.1.                                                    Causes.

The Company shall be dissolved only upon:

(a)                                 the written determination of the Member; or

(b)                                 the dissolution, termination, bankruptcy, death or insanity of the sole remaining Member of the Company, unless the Company is continued with a substituted Member as follows:

If, at any time when the Company has only one Member, such Member is dissolved, terminated, dies or becomes incompetent, then the successor to the dissolved Member, the personal or legal representative of the deceased or insane Member shall be substituted as a new Member with all of the rights of a Member under the provisions of the Agreement. In that event, the Company shall not be dissolved but shall instead be continued with such substituted Member. If, however, no successor entity or legal representative is able or willing to become a substituted Member, then the Company shall be dissolved pursuant to this Article 7.

7.2                                                       Upon Dissolution.

Upon its dissolution, the Company shall commence to wind up its affairs. The Company’s assets may be sold, if a price deemed reasonable by the Member can be obtained. The proceeds from liquidation of Company’s assets shall be applied as follows:

(a)                                                                                 First, all of the Company’s debts and liabilities to persons (including the Member) shall be paid and discharged in the order of priority as provided by law;

(b)                                                                                 Then, all remaining assets shall be distributed to the Member.

7.3.                                                    Company Assets Sole Source.

The Member shall look solely to the Company’s assets for the payment of any debts or liabilities owed by the Company to the Member and for the return of its capital contributions and liquidation amounts. If the Company property remaining after the payment or discharge of all of its debts and liabilities to persons other than the Member is insufficient to return the Member’s capital contributions, the Member shall have no recourse therefore against the Company.

8.              MISCELLANEOUS.

8.1.                                                    Amendments.

This Agreement may be amended or restated only upon the unanimous consent of the Member.

8.2.                                                    Governing Law.

This Agreement is governed by and is to be construed according to the internal substantive laws of the Commonwealth of Virginia.

8.3.                                                    Additional Members.

In the event additional Members are admitted to the Company, it is intended that this Agreement shall be amended in writing to reflect the business arrangement among the existing and new Members. In the absence of such amendment, however, the rights and duties of the Members shall, except to the extent this Agreement provides to the contrary, be governed by the default provisions of the Act.

8.4.                                                    Tax Treatment.

The Company is a single-member limited liability company intended to be treated as a sole proprietorship and not separate and apart from the Member (for tax purposes only) pursuant to Tax Regulations §301.7701-1 et seq. The Member and the Manager shall act at all times so as to maintain such tax treatment. If at any time there is more than one member, then the Company shall at such time(s) be treated as a partnership for tax purposes.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have each executed or caused this Agreement to be executed under seal as of the day and year first above written.

DOLLAR TREE OLLIE’S, LLC

By:	/s/ Frederick C. Coble	(SEAL)
Name:	FREDERICK C. COBLE
Title:	MANAGER

DOLLAR TREE STORES, INC.

By:	/s/ Frederick C. Coble	(SEAL)
Name:	FREDERICK C. COBLE
Title:	CFO

CONSENT OF SOLE MEMBER OF

DOLLAR TREE OLLIES, LLC

TO AMENDMENT OF OPERATING AGREEMENT

JULY 1, 2005

THIS CONSENT, effective as of July 1, 2005, is made by Dollar Tree Stores, Inc., a Virginia corporation (“DTS”), as the sole Member of Dollar Tree Ollies, LLC, a Virginia limited liability company (the “Company”), and recites and provides as follows:

WHEREAS, in connection with the July 1, 2005 reorganization of DTS and its affiliates, DTS wishes to appoint new Managers of the Company; and

WHEREAS, pursuant to Section 8.1 of the Operating Agreement of the Company dated as of July 21, 2003 (the “Operating Agreement”), the Operating Agreement may be amended by written consent of DTS as the sole Member of the Company.

NOW THEREFORE, DTS, as the sole Member of the Company, hereby consents to the following amendment of the Operating Agreement:

The first sentence of Section 5.1 of the Operating Agreement is deleted and replaced with the following: “The conduct and management of the Company’s business shall be vested in Bob L. Sasser, Kent Kleeberger, and Robert H. Rudman, as managers under the Act (“Managers”), each of whom may act on behalf of the Company and each of whom shall have the power to bind the Company.”

THIS CONSENT shall be effective as of July 1, 2005.

DOLLAR TREE STORES, INC. (SEAL)

By:	/s/ Bob Sasser

Print Name:	Bob Sasser

Title:	President

Date:	10/10/05

1

CONSENT OF SOLE MEMBER OF

DOLLAR TREE OLLIES, LLC

TO AMENDMENT OF OPERATING AGREEMENT

THIS CONSENT, effective as of June 16, 2011, is made by Dollar Tree Stores, Inc., a Virginia corporation (“DTS”), as the sole Member of Dollar Tree Ollies, LLC, a Virginia limited liability company (the “Company”), and recites and provides as follows:

WHEREAS, DTS wishes to appoint new Managers of the company; and

WHEREAS, pursuant to Section 8.1 of the Operating Agreement of the Company dated as of July 21, 2003 (the “Operating Agreement”), the Operating Agreement may be amended by written consent of DTS as the sole Member of the Company.

NOW THEREFORE, DTS, as the sole Member of the Company, hereby consents to the following amendment of the Operating Agreement:

The first sentence of Section 5.1 of the Operating Agreement is deleted and replaced with the following: “The conduct and management of the Company’s business shall be vested in Bob Sasser, Kevin Wampler, and Robert H. Rudman, as managers under the Act (“Managers”), each of whom may act on behalf of the Company and each of whom shall have the power to bind the Company.”

THIS CONSENT shall be effective as of June 16, 2011.

Dollar Tree Stores, Inc.

By:	/s/ Bob Sasser
Bob Sasser, Chairman

Dated:

CONSENT OF SOLE MEMBER OF

DOLLAR TREE OLLIES, LLC

TO AMENDMENT OF OPERATING AGREEMENT

THIS CONSENT, effective as of May 16, 2012, is made by Dollar Tree Stores, Inc., a Virginia corporation (“DTS”), as the sole Member of Dollar Tree Ollies, LLC, a Virginia limited liability company (the “Company”), and recites and provides as follows:

WHEREAS, DTS wishes to appoint new Managers of the company; and

WHEREAS, pursuant to Section 8.1 of the Operating Agreement of the Company dated as of July 21, 2003 (the “Operating Agreement”), the Operating Agreement may be amended by written consent of DTS as the sole Member of the Company.

NOW THEREFORE, DTS, as the sole Member of the Company, hereby consents to the following amendment of the Operating Agreement:

The first sentence of Section 5.1 of the Operating Agreement is deleted and replaced with the following: “The conduct and management of the Company’s business shall be vested in Macon Brock, Bob Sasser, Kevin Wampler, and Robert H. Rudman, as managers under the Act (“Managers”), each of whom may act on behalf of the Company and each of whom shall have the power to bind the Company.”

THIS CONSENT shall be effective as of May 16, 2012.

Dollar Tree Stores, Inc.

By:	/s/ Bob Sasser
Bob Sasser, Chairman

Dated:	5/16/2012